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                                                                     EXHIBIT 4.4

CONFIDENTIAL TREATMENT - EDITED COPY

                                OPTION AGREEMENT

                                                                October 26, 2000

UBS AG, London Branch
c/o UBS Warburg LLC
[****]
[****]

Dear Sirs:

        SciClone Pharmaceuticals, Inc. (the "Company") wishes to confirm its arrangement with you (the "Purchaser") in connection with (a) the issuance to you, in exchange for a payment of $420,000 in immediately available funds as of the Closing Date (as defined herein) , of an option (the "Series A Option") to purchase, on the terms set forth herein, zero coupon convertible notes in the form attached hereto as Annex I (the "Series A Convertible Notes"), in an aggregate principal amount of $2,956,522 and convertible initially into 191,903 fully paid and non-assessable shares (each a "Share") of the Company's Common Stock, no par value (the "Common Stock"), subject to adjustment as set forth in the Series A Convertible Notes, and (b) the issuance from time to time between the date hereof and December 15, 2000 (or such later date as you and we agree), in exchange for payments in amounts to be agreed between you and us in writing (such subsequent written agreements to be attached hereto and become a part hereof), of options to purchase, on the terms set forth herein, additional convertible notes, issuable in series, having such principal amounts, with such series designation and convertible initially into such number of Shares as agreed between us and set forth in such subsequent written agreements, but in all other respects having the terms set forth in the form attached hereto as Annex I (and with the applicable series designation, principal amount and Conversion Rate inserted therein). The Series A Option and all other Options which you purchase hereunder are collectively referred to as the "Options". The Series A Convertible Notes and all other series of convertible notes the subject of Options which you purchase hereunder are collectively referred to as the "Convertible Notes."

        Simultaneously with the execution and delivery of this Agreement, you and the Company have entered into a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), pursuant to which the Company has agreed to register the Convertible Notes and the Shares under certain circumstances. All capitalized terms not defined herein shall have the meaning ascribed in the form of Convertible Notes.

        1. AGREEMENT TO ISSUE AND ACCEPT.

               (a) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue to you, and you agree to purchase from the Company, the Series A Option, in consideration of which you agree to make a payment in the amount of $420,000 to the Company, as of the Closing Date, by wire transfer to the


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CONFIDENTIAL TREATMENT - EDITED COPY

Company's account [****]. The closing of the issuance and acceptance of the Series A Option shall take place on November 2, 2000 (the "Closing Date").

               (b) Any subsequent issuance of Options will be similarly effected on the basis of the representations and warranties and subject to the terms and conditions set forth herein, in consideration of your agreement to make the scheduled payments therefor, as set forth in writing as agreed between us. The closing of the issuance and acceptance of each Option shall take place on such date and time as you and the Company agree, at which time the Company shall deliver to you a signed copy of the applicable terms, which shall thereupon be attached to and become part of this Agreement.

               (c) The Company agrees that you may make a one-time election, on or prior to December 31, 2000, to exchange Options of any two or more series for Options of a single series, to purchase convertible notes having a Conversion Rate equal to the weighted average of the Conversion Rates of the convertible notes underlying the Options surrendered for exchange, but in all other respects having the terms set forth in Annex I.

        2. EXERCISE OF CALL OPTION.

               (a) The Purchaser may exercise any Options issued hereunder at any time on or prior to November 2, 2005, by delivering a written notice to the Company (a "Purchaser's Call Option Notice") requiring the Company to issue and sell (in which event the Purchaser shall purchase) Convertible Notes covered by such Option having the principal amount specified in such notice (but not less than $1,000,000 nor in excess of the maximum amount covered by such Option as specified in the applicable terms) and the Conversion Rate specified in the applicable terms but having the maturity date and in all other respects having the terms set forth in the form attached hereto as Annex I (and with the applicable series designation, principal amount and Conversion Rate inserted therein), at a purchase price of 100% of the principal amount thereof.

               (b) Any issuance of Convertible Notes will be effected on the basis of the representations and warranties and subject to the terms and conditions set forth herein, against payment of the above-specified purchase price therefor. The closing of the issuance and acceptance of such Convertible Notes against such payment shall take place on such date and time as may be specified in the Purchaser's Call Option Notice but no earlier than three Business Days and no later than twenty Business Days after the date of delivery of the Purchaser's Call Option Notice, at which time the Company shall deliver to the Purchaser such Convertible Notes in certificated form against delivery by the Purchaser of a wire transfer of the purchase price to the Company's account [****]. Upon the occurrence of any Change of Control, the Company shall take appropriate action to ensure that the Purchaser shall have the right to exercise the Options after the Change of Control.

               (c) Subject to the conditions set forth in this Section 2(c), the Company, upon five business days' notice to the Purchaser, may elect, in lieu of delivering Convertible Notes pursuant to this Section 2, to deliver the number of shares of Common Stock determined pursuant to the following formula:


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CONFIDENTIAL TREATMENT - EDITED COPY

                  N = P  x   CR
                            ----
                            1000

            where N = the number of shares of Common Stock so deliverable,

                  P = the principal amount of the Convertible Notes in lieu of which such shares of Common Stock are delivered; and

                 CR = the Conversion Rate of the Convertible Notes in lieu of which such shares of Common Stock are delivered, as set forth in the applicable terms.

               (d) The Company covenants and agrees with the Purchaser that:

                      (i) If any Convertible Notes or shares of Common Stock to be issued in lieu thereof pursuant to this Section 2 require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, at or prior to the time of issuance of such Convertible Notes or shares;

                      (ii) The shares of Common Stock issuable upon conversion of such Convertible Notes or so deliverable shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange at or prior to the time of issuance of such Convertible Notes or shares; and

                      (iii) All shares of Common Stock issuable upon conversion of such Convertible Notes or so deliverable shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

        Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver any shares of Common Stock issuable pursuant to this Section 2 to any third party designated in writing by the holder.

               (e) In addition to any other rights available to the Purchaser, if the Company defaults in its obligation to deliver to the Purchaser the Convertible Notes (or shares of Common Stock in lieu thereof) required to be delivered to it pursuant to this Section 2, the Company shall pay the Purchaser, upon the Purchaser's demand, as liquidated damages by cash or wire transfer in immediately available funds to the account of the Purchaser, or as otherwise directed by the Purchaser, an amount determined pursuant to the following formula:

                                   [* * * *]


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CONFIDENTIAL TREATMENT - EDITED COPY

                                   [* * * *]

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the representations and warranties to you set forth on Annex II hereto. The Company will promptly notify you if at any time prior to the completion of the purchases of Convertible Notes pursuant to the Agreement, for any reason such representations and warranties are no longer in all respects true and correct.

        4. AGREEMENTS OF PURCHASER. You covenant and agree with the Company that:

               (a) You will not offer, sell, assign, hypothecate or otherwise transfer the Convertible Notes except (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in offshore transactions within the meaning and meeting the requirements of Rule 903 under the Act.

               (b) You will not offer, sell, assign, hypothecate or otherwise transfer any Shares issued upon conversion, repurchase or payment of the Convertible Notes or pursuant to this Agreement except (i) pursuant to an effective registration statement under the Act; (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in an offshore transaction within the meaning and meeting the requirements of Rule 903 under the Act.

               (c) You are an "accredited investor" within the meaning of Rule 501 under the Act.

        5. CONDITIONS. Your obligations under this Agreement in respect of each Option shall be subject to the condition that all representations and warranties and other statements of the Company herein are true and correct at and as of the closing of the purchase and sale of such Option; the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in respect of such Option; and the following additional conditions:

               (a) Counsel for the Company specified in Annex III hereto shall have furnished to you their written opinion, dated the date of such closing, in form and substance reasonably satisfactory to you, to the effect set forth in Annex III hereto.

               (b) On the date of such closing, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

               (c) Since the respective dates as of which information is given in the Exchange Act Reports (as defined in Annex II hereto) to and including the date of such closing, there shall not have been any material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that


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CONFIDENTIAL TREATMENT - EDITED COPY

is known to the Company to involve a prospective material adverse change, in or affecting the business, properties, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Exchange Act Reports.

               (d) Up to and including the date of such closing, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or wary, if the effect of any such event specified in this Clause (iv) in your reasonable judgment makes it impracticable or inadvisable to proceed with the purchase of the Option on the terms and in the manner contemplated in this Agreement.

        6. MISCELLANEOUS.

               (a) This Agreement shall be binding upon, and inure solely to the benefit of, you and the Company and the respective executors, administrators, successors and assigns thereof, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any Option from you shall be deemed a successor or assign by reason merely of such purchase.

               (b) Any notice or other communication required or permitted to be given hereunder shall be deemed effectively given when made by telephone and confirmed in writing by certified mail, facsimile or overnight courier service addressed as follows (as applicable):

               If to the Company, to:

               SciClone Pharmaceuticals, Inc.
               901 Mariner's Island Blvd., #205
               San Mateo, California  94404

               Attention: [****]
               Telephone Number: [****]
               Facsimile Transmission Number: [****]

               with a copy to:

               Gray Cary Ware & Freidenrich
               400 Hamilton Avenue
               Palo Alto, California  94301


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CONFIDENTIAL TREATMENT - EDITED COPY

               Attention:  David A. Hubb
               Telephone Number: 650-833-2164
               Facsimile Transmission Number: 650-327-3699

               If to the Purchaser, to:

               UBS AG, London Branch
               c/o UBS Warburg LLC
               [****]
               [****]

               Attention: [****]
               Telephone Number: [****]
               Facsimile Transmission Number: [****]

               with copies of the written notice to:

               UBS Warburg LLC
               [****]
               [****]

               Attention: [****]
               Telephone Number: [****]
               Facsimile Transmission Number: [****]

               Attention: [****]
               Telephone Number: [****]
               Facsimile Transmission Number: [****]

or to such other address or number and to the attention of such other person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

        For so long as the Purchaser is a holder of a Convertible Note, notices to the Purchaser required or permitted to be given in under the terms of such Convertible Note shall be given in the manner provided in this Section.

               (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (d) Time shall be of the essence in the performance of this Agreement.


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CONFIDENTIAL TREATMENT - EDITED COPY

               (e) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                               Very truly yours,

                               SciClone Pharmaceuticals, Inc.

                               By:
                                    --------------------------------------------
                                    Name:  Donald R. Sellers
                                    Title: President and Chief Executive Officer

Accepted as of the date hereof:

UBS AG, London Branch


By:
    --------------------------------
    Name:
    Title:


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